SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549

                         FORM 8 - K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

       Date of Report (Date of earlies event reported):
                       April 25, 1995

                 ALLIED RESEARCH CORPORATION
   (Exact name of registrant as specified in its charter)

        Delaware       0-2545              04-2281015
 (State or other          (Commission         (IRS Employer
 jurisdication of         File Number)        Identification
         incorporation)                     Number)

8000 Towers Crescent Drive, Suite 750, Vienna, VA      22182
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (Zip Code)

 Registrant's telephone no., including area code: (703) 847-
                            5268

                       Not applicable
    (Former name or former address, if changed since last
                           report)

Item 5.   Other Events

     A recent explosion at Allied's Belgian subsidiary has disrupted shipments and productions schedules. See the press release attached hereto as Exhibit 1.

                         SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ALLIED RESEARCH CORPORATION


Date: April 25, 1995                By:
                                    Name: J. R. Sculley
                                     Title:  Chairman of the
                                        Board and Chief
                                        Executive Officer

Allied Research Corporation        Information:
8000 Towers Crescent Drive         Richard Farrell
Vienna, Virginia  22182            800 743 2724
                                   914 234 3805 Home

ALLIED RESEARCH CORPORATION SAYS EXPLOSION AT
BELGIAN SUBSIDIARY MAY IMPACT RESULTS

VIENNA, Virginia, April 25 - Allied Research Corporation (AMEX:ALR) said today that a recent explosion at its Belgian subsidiary, Mecar S.A., has disrupted shipments and production schedules and may negatively impact financial results and cash flow.

A storage bunker, containing explosive materials, exploded, destroying the bunker, damaging adjacent storage facilities, as well as the firm's primary loading facility. No injuries were reported.

Because of the damage, Mecar has been unable to ship certain products, and is presently evaluating how soon it can return to full production and regular shipment schedules.

Mecar has temporarily laid off its production workforce in an attempt to minimize its losses. In addition, Mecar has casualty and business interruption insurance and appropriate claims have been submitted and will be actively pursued. At this point, the magnitude of the impact of the stoppage of operations has not been determined.

Dr. J. R. Sculley, chairman and chief executive officer of Allied Research Corporation, said "This is an unfortunate experience; we are grateful there were no physical injuries to any Mecar employee. In keeping with the best storage design and our continuing safety analyses, we have remotely located storage facilities to minimize problems caused by such a rare occurence."

Allied Research Corporation is a leading developer and producer of ammunition systems, supplies engineering services to defense departments worldwide; designs, produces and markets security systems in Europe and is active in environmental and demilitarization markets.

April 25, 1995


                          Exhibit 1